UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2025

ARES CORE INFRASTRUCTURE FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	000-56695	99-6541890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 44th Floor, New York, NY 10167
(Address of principal executive office) (Zip Code)
(212) 750-7300
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Tango Credit Agreement

On July 28, 2025 (the “Effective Date”), ACI Tango Member, LLC, as borrower (the “Borrower”), and ACI Tango Holdings, LLC, as pledgor (the “Pledgor”), each a wholly-owned subsidiary of Ares Core Infrastructure Fund (the “Fund”), entered into a Credit Agreement (the “Tango Credit Agreement”) with Canadian Imperial Bank of Commerce, New York Branch, as Administrative Agent (“CIBC”), U.S. Bank National Association, as Collateral Agent, the lenders from time to time party to the Tango Credit Agreement and certain other signatories thereto. The Tango Credit Agreement is related to the Borrower’s investment in a portfolio company of the Fund and includes a $334.75 million delayed draw term loan (the “Tango Term Loan Facility”), of which $184.75 million was drawn as of the Effective Date, and a $18.8 million debt service letters of credit facility (“DSR LC Facility”). Outstanding borrowings under the Tango Term Loan Facility bear interest annually at (i) for SOFR loans, the SOFR plus 1.50%, and (ii) for the Base Rate Loans (as defined in the Tango Credit Agreement), a fluctuating rate determined by reference to the Adjusted Base Rate (as defined in the Tango Credit Agreement) plus 0.50%, each with a 0.125% step-up after three years. Outstanding undrawn commitments under the Tango Term Loan Facility have a commitment fee of 0.50% annually. The Borrower will make payments quarterly beginning on November 7, 2025 and ending on July 28, 2030. The DSR LC Facility provides letters of credit (“LC”) or loans for draws under such LC to support contractual obligations related to the minimum debt service reserve amount under the Tango Credit Agreement. LC fees are payable quarterly in arrears, at an amount equal to 1.50% multiplied by the stated amount of the LC, with a 0.125% step-up after three years.

The Tango Credit Agreement is secured by a first-priority pledge on (a) all of the equity interests of the Borrower, (b) all of the equity interests of Tango Holdings, LLC owned by the Borrower and (c) all tangible and intangible assets of the Borrower and the equity interests of the Borrower owned by the Pledgor. Under the Tango Credit Agreement, the Borrower and the Pledgor, as applicable, have made representations and warranties regarding their businesses, among other things, and are required to comply with various covenants, servicing procedures, reporting requirements and other customary requirements for similar facilities. The Tango Credit Agreement includes usual and customary events of default for facilities of this nature. Other than with respect to the pledge of the equity interests of the Borrower, the Tango Credit Agreement is non-recourse to any upstream affiliate of the Borrower, including the Fund.

The description of the Tango Credit Agreement is only a summary of the material provisions of the Tango Credit Agreement and is qualified in its entirety by reference to a copy of the Tango Credit Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

In connection with the Tango Term Loan Facility, the Borrower entered into interest rate swaps with CIBC, Société Générale S.A. and NatWest Markets Plc to exchange the SOFR rate in the Tango Term Loan Facility with a fixed rate for 75% of the outstanding borrowings under the Tango Term Loan Facility. The all-in fixed rate is 4.158%. The interest rate swaps have a mandatory early termination date on July 28, 2030.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1
Credit Agreement, dated as of July 28, 2025, by and among ACI Tango Member, LLC, as borrower, ACI Tango Holdings, LLC, as pledgor, Canadian Imperial Bank of Commerce, New York Branch, as administrative agent, U.S. Bank National Association, as collateral agent, and the lenders and DSR LC Issuers from time to time party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CORE INFRASTRUCTURE FUND

Dated: August 1, 2025

	By:	/s/ Christina Oh
	Name:	Christina Oh
	Title:	Chief Financial Officer and Treasurer

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